EXHIBIT 16.1 (A)

September 21, 2007

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F. Street, NE
Washington, DC 20549

RE: Russoil Corporation

Ladies and Gentlemen:

We have read the statements of Russoil Corporation pertaining to our Firm included under Item 4.01 of Form 8-K dated August 15, 2007 and agree with such statements as they pertain to our Firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours, /s/ WOLINETZ, LAFAZAN & COMPANY CPA’S, P.C.